Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)         Investment Management Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Equity Trust – Filed herein.

(e)(2)         Investment Management Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Equity Trust with respect to Voya Growth Opportunities Fund – Filed herein.

(e)(3)         Sub-Advisory Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.

(e)(4)         Sub-Advisory Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and CBRE Clarion Securities LLC – Filed herein.

(e)(5)         Form of Sub-Advisory Agreement dated December 1, 2014, between Voya Investments, LLC and Hahn Capital Management, LLC – Filed herein.

(e)(6)         Form of Sub-Advisory Agreement dated February 10, 2014, as amended and restated on October 1, 2014, between Voya Investments, LLC and LSV Asset Management – Filed herein.

(e)(7)         Form of Sub-Advisory Agreement dated May 13, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Wellington Management Company, LLP – Filed herein.